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                                                                   EXHIBIT 10.31

                               AFFILIATE AGREEMENT

        This AFFILIATE AGREEMENT (this "AGREEMENT") dated as of January 22, 1999, by and among Genesis Microchip Incorporated, a Nova Scotia corporation ("PARENT"), Paradise Electronics, Inc., a Delaware corporation ("COMPANY"), and the undersigned affiliate ("AFFILIATE") of Company. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Reorganization Agreement (as defined below).

                                    RECITALS

        A. Parent and Company propose to enter into an Agreement and Plan of Reorganization ("REORGANIZATION AGREEMENT") pursuant to which a subsidiary of Parent will merge with and into Company (the "MERGER"), and Company will become a subsidiary of Parent;

        B. Pursuant to the Merger, at the Effective Time outstanding shares of Company Capital Stock, including the Shares owned by Affiliate, will be converted into the right to receive shares of Parent Common Stock;

        C. It will be a condition to effectiveness of the Merger that the independent accounting firms that audit the annual financial statements of Company and Parent will have delivered their written concurrences to the effect that the Merger will be accounted for as a pooling of interests;

        D. Affiliate may be deemed to be an "affiliate" of Company, as the term "affiliate" is used (i) for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations of the Securities and Exchange Commission (the "SEC") and (ii) in the SEC's Accounting Series Releases 130 and 135, as amended, although nothing contained herein shall be construed as an admission by Affiliate that Affiliate is in fact an affiliate of Company.

        NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

        1. Acknowledgments by Affiliate. Affiliate acknowledges and understands that the representations, warranties and covenants by Affiliate set forth herein will be relied upon by Parent, Company, and their respective affiliates, counsel and accounting firms, and that substantial losses and damages may be incurred by these persons if Affiliate's representations, warranties or covenants are breached. Affiliate has carefully read this Agreement and the Reorganization Agreement and has discussed the requirements of this Agreement with his professional advisors, who are qualified to advise him with regard to such matters.

        2. Compliance with Rule 145 and the Act. Affiliate will not sell, transfer, exchange, pledge or otherwise dispose of, or make any offer or agreement relating to any of the foregoing with respect to, any shares of Parent Common Stock that Affiliate may acquire in connection with the Merger, or any securities that may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor (all such shares and other securities of Parent are sometimes collectively referred to as "RESTRICTED SECURITIES"), or any option, right or other interest with respect to any Restricted Securities, unless: (i) such transaction is permitted pursuant to Rule 145(d) under the Securities Act; (ii) counsel representing Affiliate, which counsel is reasonably satisfactory to
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Parent, shall have advised Parent in a written opinion letter reasonably satisfactory to Parent and Parent's legal counsel, and upon which Parent and its legal counsel may rely, that no registration under the Securities Act would be required in connection with the proposed sale, transfer or other disposition;
(iii) a registration statement under the Securities Act covering the Parent Common Stock proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other dispositions, and containing a current prospectus, shall have been filed with the SEC and made effective under the Securities Act; or (iv) an authorized representative of the SEC shall have rendered written advice to Affiliate (sought by Affiliate or counsel to Affiliate, with a copy thereof and all other related communications delivered to Parent) to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take any action, with respect to the proposed disposition if consummated. Notwithstanding anything herein to the contrary, no registration statement or opinion of counsel shall be necessary for a transfer by a holder of securities which is a partnership to its partners or former partners in accordance with partnership interests; provided, however, that such transferees shall remain subject to the transfer restrictions herein.

        3. Covenants Related to Pooling of Interests. During the period beginning 30 days prior to the Closing Date and ending on the second day after the day that Parent publicly announces financial results covering at least 30 days of combined operations of Parent and Company, Affiliate will not sell, exchange, transfer, pledge, distribute, or otherwise dispose of or grant any option, establish any "short" or put-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended to have or having the effect, directly or indirectly, of reducing its risk relative to any securities or shares of Parent Common Stock received by Affiliate in connection with the Merger. Parent may, at its discretion, cause a restrictive legend to the foregoing effect to be placed on Parent Common Stock certificates issued to Affiliate in the Merger and place a stock transfer notice consistent with the foregoing with its transfer agent with respect to the certificates. Notwithstanding the foregoing, Affiliate will not be prohibited by the foregoing from selling or disposing of shares so long as such sale or disposition is in accordance with the "de minimis" test set forth in SEC Staff Accounting Bulletin No. 76 and so long as Affiliate has obtained Parent's prior written approval of such sale or disposition which shall not be unreasonably withheld. Affiliate may also make charitable gifts, so long as (i) the charity agrees to be bound by this Section 3, and (ii) Parent reasonably determines that the gift would not result in the Merger being accounted for as other than a pooling of interests.

        4. Beneficial Ownership of Stock. Affiliate is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), of such number of shares of the Company Capital Stock (including shares issuable upon exercise of options and warrants) as is indicated on the final page of this Agreement.

        5. Legends. Affiliate understands and agrees that stop transfer instructions will be given to Parent's transfer agent with respect to certificates evidencing the Restricted Securities and that there will be placed on the certificates evidencing the Restricted Securities legends stating in substance:

                "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED, EXCHANGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED."






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Parent agrees to remove promptly such stop transfer instructions and legend upon full compliance with this Agreement by the undersigned, including, without limitation, a sale or transfer or Parent Common Stock permitted under Section 2 above.

        6. Termination. This Agreement shall be terminated and shall be of no further force and effect upon the termination of the Reorganization Agreement pursuant to the provisions contained in Article VIII of the Reorganization Agreement.

        7.      Miscellaneous.

                a. Counterparts. This Agreement shall be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

                b. Binding Agreement. This Agreement will inure to the benefit of and be binding upon and enforceable against the parties and their successors and assigns, including administrators, executors, representatives, heirs, and devisees of Affiliate and pledgees holding Restricted Securities as collateral.

                c. Waiver. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing and signed by each party hereto.

                d. Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of California, without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

                e. Attorneys' Fees. In the event of any legal actions or proceeding to enforce or interpret the provisions hereof, the prevailing party shall be entitled to reasonable attorneys' fees, whether or not the proceeding results in a final judgment.

                f. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

                g. Third Party Reliance. Counsel to and independent auditors for the parties shall be entitled to rely upon this Agreement.



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        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

GENESIS MICROCHIP INCORPORATED          AFFILIATE

By:                                     By:
    --------------------------------        -----------------------------------
Name:                                      Name:
      ------------------------------             ------------------------------
Title:                                     Title:
       -----------------------------              -----------------------------
                                        Affiliate's Address for Notice:

PARADISE ELECTRONICS, INC.

By:                                     ----------------------------------------
   ---------------------------------
Name:                                   ----------------------------------------
     -------------------------------
Title:                                  ----------------------------------------
      ------------------------------
                                        ----------------------------------------

                                        Shares beneficially owned by Affiliate:

                                        ________ shares of Company Common Stock

                                        ________ shares of Company Series A
                                                 Preferred Stock

                                        ________ shares of Company Series B
                                                 Preferred Stock

                                        ________ shares of Company Series C
                                                 Preferred Stock

                                        ________ shares of Company Common Stock
                                                 issuable upon exercise of
                                                 outstanding options and
                                                 warrants

                                        ________ shares of Company Series A
                                                 Preferred Stock issuable upon
                                                 exercise of outstanding options
                                                 and warrants

                                        ________ shares of Company Series B
                                                 Preferred Stock issuable upon
                                                 exercise of outstanding options
                                                 and warrants

                                        ________ shares of Company Series C
                                                 Preferred Stock issuable upon
                                                 exercise of outstanding options
                                                 and warrants



                 [Signature Page to Company Affiliate Agreement]